EXHIBIT 3(d)

                         ARTICLES OF AMENDMENT
                                  OF
                       ARTICLES OF INCORPORATION
                                  OF
                           VINDICATOR, INC.


     Pursuant to the provisions of Section 607.181 of the Florida General Corporation Act, the undersigned corporation does hereby adopt these Articles of Amendment to its Articles of Incorporation, and the undersigned officers do hereby certify individually and on behalf of the undersigned corporation as follows:

     1. The name of the corporation is Vindicator, Inc. (this Corporation") The Articles of Incorporation of this Corporation were filed by the Department of State of the State of Florida on December 11, 1985, and the document number of this Corporation is H89387.

     2. ARTICLE I of the Articles of Incorporation of this Corporation shall be deleted in its entirety, and in its place and stead shall be substituted the following:


                               ARTICLE I

     The name of this corporation shall be:

              FOOD TECHNOLOGY SERVICE, INC.

     3. This Amendment was recommended by the Board of Directors to the Corporation's shareholders on May 16, 1994.

     4. On June 16, 1994, the holders of a majority of the outstanding shares of Common Stock of the Corporation, the only class of securities outstanding, adopted this amendment to the Corporation's Articles of Incorporation at a duly called and convened meeting of such shareholders.
The number of votes cast for the amendment by the shareholders was sufficient for approval.

     IN WITNESS WHEREOF, Vindicator, Inc. has caused these Articles of Amendment to the Articles of Incorporation to be executed this 20th day of June, 1994.

                                       VINDICATOR, INC.



                                       By:  /s/ Sam R. Whitney
                                          ____________________________
                                            Sam R. Whitney
                                            Chairman of the Board